SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                  March 31, 2003

                               Aphton Corporation
---------------------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                        0-19122                        95-3640931
---------------------------- ------------------------------- --------------------------------
(State or Other Jurisdiction    (Commission File Number)            (I.R.S. Employer
    of Incorporation)                                            Identification Number)


              80 SW Eighth Street, Suite 2160, Miami, Florida 33130
---------------------------------------------------------------------------------------------
               (Address of principal executive offices) (zip code)

                                 (305) 374-7338
---------------------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


---------------------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



ITEM 5.  OTHER EVENTS.

     On March 31, 2003, Aphton Corporation (the "Company") announced that taking into full account the $20 million financing package announced earlier that day, the Company's Board of Directors determined that it is not in the best interest of the Company's shareholders to restructure the existing Co-Promotion Agreement and License with Aventis Pasteur to treat human cancers with G17DT and that the Letter of Intent (LOI) of December 19, 2002 to restructure the agreement with Aventis, expired as of that day.

     While retaining its favorable royalty split, which is in excess of 50%, in its agreement with Aventis Pasteur for countries in North America and Europe, the Company will pursue its primary objective of filing for approval to market G17DT for monotherapy for advanced pancreatic cancer patients in the European Union, Canada and Australia by September 2003. With the expiration of the LOI agreement, the Company will resume its intention to license, in return for royalties, up-front fees and milestone payments: a) G17DT to treat human cancers in markets worldwide outside of North America and Europe, including especially in Japan, with a focus there on gastric cancer therapy; b) monoclonal antibody products to target gastrointestinal system cancers, worldwide; and c) G17DT for non-cancer therapy, to treat gastroesophageal reflux disease (GERD), worldwide. While pursuing these objectives, the Company intends to reduce its spending during the next twelve months by more than 60% to less than $16 million from the approximately $40 million during the twelve months of fiscal year 2002. This amount is believed sufficient to fund the highly focused activities discussed above.

     The Company agrees with the prevalent view that in the current market environment, biotechnology companies have been essentially separated into two major segments; those with commercial products and those that are continuing development work on potential commercial products. The Company believes that it may be able to move from the latter to one that has an approved commercial product in a relatively short period of time. The transition to having a commercial product, followed by revenues and a positive cash flow is consistent, in management's opinion, with the expectation of higher values for the Company's shareholders. The Company believes that it has reached the decisive turning point in its corporate development and in the pursuit of its corporate objectives.

     The Company's anti-gastrin targeted therapy induces antibodies in patients that bind to both gastrin 17 and gly-gastrin and remove them from circulation before they can bind to the cancer cell and initiate cell growth. Gastrin 17 and gly-gastrin are believed to be central growth factors, or the initiating signals, for cell growth, cell proliferation and metastasis (spread) in gastric, i.e. stomach, pancreatic, esophageal, colorectal and other gastrointestinal (GI) system cancers. This signaling program is accomplished by gastrin binding to the large numbers of gastrin receptors which appear, de novo, in the great majority of cases, on tumor cell surfaces throughout the gastrointestinal system. Interrupting this process by immunizing the patient with the Company's anti-gastrin immunogen is a precisely "targeted" immunotherapy. This specificity of targeting only cancer cells occurs because gastrin is not secreted and gastrin receptors are not found on cells in the GI system, unless they are malignant, or on the path to malignancy, except for those cells involved with normal acid secretion. Hence, inhibiting gastrin inhibits factors contributing to tumor growth and metastasis, or spread. The Company's anti-gastrin targeted therapy adds a biological dimension to the treatment of gastrointestinal cancers.

Aphton Corporation is a biopharmaceutical company developing products using its innovative targeted immunotherapy technology for neutralizing hormones that participate in gastrointestinal system and reproductive system cancer and non-cancer diseases. Aphton has strategic alliances with Aventis Pasteur for treating gastrointestinal system and other cancers with G17DT in North America and Europe; GlaxoSmithKline for reproductive system cancer and non-cancer diseases worldwide; and others.



ITEM 7. EXHIBITS.

        (c) Exhibits.

            99.1     Text of Press Release of the Company dated March 31, 2003.

                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                     APHTON CORPORATION
                     (Registrant)

                     By:        /s/ Frederick W. Jacobs
                          -----------------------------------------------
                          Name: Frederick W. Jacobs
                          Title: Vice President, Chief Financial Officer,
                                 Treasurer and Chief Accounting Officer

Dated: March 31, 2003